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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-130159, 333-128741, 333-128740, 333-128738, 333-148793 and 333-148794) and Form S-3 (File Nos. 333-109564, 333-111181 and 333-143162) of ArQule, Inc., of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2008

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  EXHIBIT 23.1